Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
EZCORP, Inc.
Austin, Texas
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2009, relating to the consolidated financial statements, the effectiveness of EZCORP, Inc.’s internal control over financial reporting, and schedule of EZCORP, Inc., which appears in EZCORP, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2009.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
May 19, 2010